Exhibit 10.35:

FOURTH AMENDMENT TO REVOLVING LOAN AGREEMENT,

PROMISSORY NOTES AND OTHER LOAN DOCUMENTS

THIS AGREEMENT dated the 8th day of March 2006 between HUDSON TECHNOLOGIES COMPANY, a corporation organized and existing pursuant to the laws of the State of Tennessee having an address at 275 North Middletown Road, Pearl River, New York 10965 ("Borrower") and KELTIC FINANCIAL PARTNERS, LP, a Delaware limited partnership, with a place of business at 555 Theodore Fremd Avenue, Suite C-207, Rye, New York 10580 ("Lender").

W I T N E S S E T H:

WHEREAS:

A. Borrower entered into a revolving loan agreement with Lender on May 30, 2003, and pursuant to such revolving loan agreement, Borrower executed and delivered to Lender its promissory note in the original principal amount of FOUR MILLION SIX HUNDRED THOUSAND AND 00/100 (4,600,000.00) DOLLARS (the "Revolving Note") and its promissory note in the original principal amount of FOUR HUNDRED THOUSAND AND 00/100 (400,000.00) DOLLARS (the "Term Note");

  Borrower subsequently requested that Lender waive certain failures by Borrower to comply with the terms and conditions of the aforementioned revolving loan agreement and make certain other changes and modification to the terms and conditions of the aforementioned revolving loan agreement;
  Lender agreed to waive certain failures by Borrower to comply with the terms and conditions of the aforementioned revolving loan agreement and to make certain other changes and modification to the terms and conditions of the aforementioned revolving loan agreement in accordance with the terms and conditions of a first amendment to revolving loan agreement, promissory notes and other loan documents dated as of November 12, 2003;
  Borrower again requested that Lender modify certain financial covenants and make certain other changes and modifications to the terms and conditions of the aforementioned revolving loan agreement;
  Lender agreed to again modify certain financial covenants contained in the aforementioned revolving loan agreement and to make certain other changes and modifications to the terms and conditions of the revolving loan agreement strictly in accordance with the terms and conditions of a second amendment to revolving loan agreement, promissory notes and other loan documents dated as of March 31, 2004;
  Borrower then requested that Lender modify the Term Loan by increasing the outstanding principal balance of the Term Loan from $226,666.58 to $400,000.00 in order to provide Borrower with additional funds to be used to purchase specified equipment totaling approximately $173,000.00 and to otherwise modify the terms and conditions of the aforementioned revolving loan agreement;
  Lender agreed to modify the Term Loan by increasing the outstanding principal balance of the Term Loan from $226,666.58 to $400,000.00 in order to provide Borrower with additional funds to be used to purchase specified equipment totaling approximately $173,000.00 and to otherwise modify the terms and conditions of the aforementioned revolving loan agreement strictly in accordance with the terms and conditions of a third amendment to revolving loan agreement, promissory notes and other loan documents dated as of August 30, 2005 (the revolving loan agreement dated May 30, 2003 as amended by the first amendment to revolving loan agreement, promissory notes and other loan documents dated as of November 12, 2003, the second amendment to revolving loan agreement, promissory notes and other loan documents dated as of March 31, 2004 and the third amendment to revolving loan agreement, promissory notes and other loan document dated as of August 30, 2005 are collectively referred to as, the "Loan Agreement")
  In connection with the third amendment, Borrower executed and delivered to Lender its promissory note in the original principal amount of $400,000.00 dated as of August 30, 2005 (the "Restated Term Note");
  Borrower has now requested that Lender extend the maturity date of the Loans, modify the Loan Interest Rate and otherwise modify the terms and conditions of the Loan Agreement; and
  Lender has agreed to extend the maturity date of the Loans, modify the Loan Interest Rate and otherwise modify the terms and conditions of the Loan Agreement strictly in accordance with the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereto agree as follows:

  Section 1.31 of the Loan Agreement is amended to read as follows:

  "1.31 Loan Interest Rate" shall mean, at the option of Lender, the greater of: (a) the prime rate published in the "Money Rates" column of The Wall Street Journal from time to time, or in the event that The Wall Street Journal is not available at any time, such rate published in another publication as determined by Lender, plus two hundred (200) basis points per annum from May 30, 2003 through the date of the fourth amendment to this Agreement and thereafter at such prime rate plus one hundred (100) basis points per annum, or (b) six and one-half percent (6-1/2%) per annum."

  Section 1.49 of the Loan Agreement is amended to read as follows:

  "1.49 Termination Date" shall mean the earlier of May 30, 2007 or the date on which Lender terminates this Agreement pursuant to Section 12.1 of this Agreement."

  Section 2.2 of the Loan Agreement is amended by changing the date of "May 30, 2006" to "May 30, 2007" in such section.
  In connection with Lender's agreement to extend the maturity date of the Term Loan, Borrower has executed and delivered to Lender its promissory note in the original principal amount of FOUR HUNDRED THOUSAND AND 00/100 (400,000.00) DOLLARS in the form of Schedule A annexed hereto (hereinafter, the "Second Restated Term Note") which note shall replace and supersede, but shall not be considered a repayment of, the Restated Term Note. Any and all interest due and owing under the Restated Term Note and any further amounts evidenced by the Restated Term Note shall hereafter be evidenced by the Second Restated Term Note and any unpaid interest under the Restated Term Note shall be payable on the first payment date under the Second Restated Term Note.
  In order to induce Lender to enter into this Agreement, and pursuant to the existing terms and conditions of the Loan Agreement, Borrower acknowledges that it is responsible for all fees, disbursements and expenses incurred by Lender including, without limitation, all legal fees and disbursements incurred by Lender in connection with the preparation of this Agreement.
  Any reference in any document executed and/or delivered in connection with the Loan Agreement to the "Agreement" or the "Loan Agreement" shall mean the revolving loan agreement dated May 30, 2003 as amended by the first amendment to revolving loan agreement, promissory notes and other loan documents dated as of November 12, 2003, the second amendment to revolving loan agreement, promissory notes and other loan documents dated as of March 31, 2004, the third amendment to revolving loan agreement, promissory notes and other loan documents dated as of August 30, 2005 and this Agreement. All of the provisions of the Revolving Note, the Second Restated Term Note, the Restated Term Note, the Loan Agreement and any other document executed and/or delivered in connection with the Revolving Note, the Second Restated Term Note, the Restated Term Note or the Loan Agreement (collectively, the "Loan Documents") are amended so that such terms shall be consistent with the provisions of this Agreement. Notwithstanding the foregoing, and to the extent that there is any inconsistency between the provisions of those agreements and this Agreement, the provision which gives Lender the greatest rights or protection shall govern except as specifically modified by this Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Loan Documents.
  Borrower and each Guarantor by executing this Agreement represent and warrant that since December 31, 2004 except as disclosed in filings made with the Securities and Exchange Commission there has been no (1) material adverse change in the Borrower's or any Guarantor's financial condition, assets, liabilities, business or operation (financial or otherwise) and (2) no damage, destruction or loss to the Borrower's or any guarantor's property, whether or not covered by insurance, which would materially and adversely affect Borrower's or any Guarantor's business or property.
  Lender's agreement to extend the maturity date of the Loans, to modify the Loan Interest Rate and to otherwise modify the terms and conditions of the Loan Agreement and the other Loan Documents is not and shall not be construed as a waiver of any current or future default under the Revolving Note, the Second Restated Term Note, the Restated Term Note, Loan Agreement or any other Loan Document, nor shall it preclude Lender from proceeding against Borrower on any such default. This Agreement is also not a relinquishment of any rights or remedies Lender may have in connection with the Revolving Note, the Second Restated Term Note, the Restated Term Note, the Loan Agreement or any other Loan Document.

  As a material condition to Lender entering into this Agreement, Borrower and each Guarantor by executing this Agreement voluntarily and expressly waives any and all rights to assert a claim, counterclaim or defense which now exists against Lender arising out of or in any way connected with the Revolving Note, the Second Restated Term Note, the Restated Term Note, the Loan Agreement, or any other Loan Document. The foregoing waiver shall apply to any action instituted by any of the undersigned and to any action or proceeding brought against any of the undersigned by Lender.
  Borrower and each Guarantor by executing this Agreement acknowledges that there is due and owing on the Revolving Note as of March 7, 2006 the principal sum of $1,708,789.93 and that there is due and owing on the Second Restated Term Note as of March 7, 2006 the principal sum of $353,333.31 which sums are not subject to any defense, counterclaim or set-off.
  Borrower and each Guarantor by executing this Agreement confirms that all of the representations and warranties set forth in the Loan Agreement are true and correct, and that all covenants of Borrower described therein have been performed. There have been no changes to the information set forth in Schedules 5.2, 5.3, 5.8, 5.9, 5.13, 5.14, 5.15, 5.16, 5.17, 5.18, 5.21 and 5.23 of the Loan Agreement, copies of which are annexed hereto except as set forth in such schedule. [Updated schedules will be submitted by Borrower to Lender not later than April 15, 2006.]
  BORROWER BY EXECUTING THIS AGREEMENT ACKNOWLEDGES THAT IT HAS HAD A FULL AND FAIR OPPORTUNITY TO REVIEW THIS AGREEMENT AND THE DOCUMENTS REFERRED TO HEREIN WITH COUNSEL OF ITS CHOICE AND THAT IT HAS BEEN ADVISED AS TO THEIR TERMS AND CONDITIONS, WHICH ARE ACCEPTABLE TO IT. FURTHER, BORROWER CONFIRMS THAT IN DELIVERING THIS AGREEMENT TO LENDER, IT IS NOT RELYING ON ANY PROMISE, COMMITMENT, REPRESENTATION OR UNDERSTANDING, EITHER EXPRESS OR IMPLIED, MADE BY OR ON BEHALF OF LENDER THAT IS NOT EXPRESSLY SET FORTH HEREIN, OR IN THE LOAN AGREEMENT, THE REVOLVING NOTE, THE SECOND RESTATED TERM NOTE, THE RESTATED TERM NOTE OR ANY OTHER LOAN DOCUMENT. BORROWER BY EXECUTING THIS AGREEMENT ACKNOWLEDGES AND UNDERSTANDS THAT ALL OBLIGATIONS UNDER THE REVOLVING NOTE ARE DUE AND PAYABLE ON THE TERMINATION DATE AND THAT ALL OBLIGATIONS UNDER THE SECOND RESTATED TERM NOTE ARE DUE AND PAYABLE ON MAY 30, 2007, UNLESS LENDER IN ITS SOLE AND ABSOLUTE DISCRETION EXTENDS THE MATURITY DATE OF ANY SUCH OBLIGATION AND THAT LENDER HAS NOT MADE ANY REPRESENTATION THAT IT WILL EXTEND THE MATURITY DATE OF ANY SUCH OBLIGATION.
  Borrower acknowledges that discussions may take place between itself and Lender concerning additional modifications of the Revolving Note, the Second Restated Term Note and the Loan Agreement after the date hereof. Lender in its sole and absolute discretion may terminate any such discussions at any time and for any reason or no reason and Lender shall have no liability for failing to engage in or terminating any such discussions. While the parties hereto may reach preliminary agreement as to the modification of one or more provisions of the Loan Agreement, the Revolving Note and/or the Second Restated Term Note, none of the undersigned shall be bound by any agreement on any individual point until agreement is reached on every issue and the agreement on all such issues has been reduced to a written agreement signed by Lender and Borrower. Further, the Loan Agreement may only be amended by a written agreement executed by Borrower and Lender and no negotiations or other actions undertaken by Lender shall constitute a waiver of Lender's rights under the Loan Agreement, the Revolving Note and/or the Second Restated Term Note, except to the extent specifically set forth in a written agreement complying with the provisions of this paragraph.
  This document may be executed in one or more counterparts and all such documents taken together shall be considered one original document.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

WITNESS:	HUDSON TECHNOLOGIES COMPANY

/s/Stephen P. Mandracchia	by /s/Brian F. Coleman
Stephen P. Mandracchia, Esq.	Name: Brian F. Coleman
Title: President and Chief Operating Officer

WITNESS:	KELTIC FINANCIAL PARTNERS, LP

By: KELTIC FINANCIAL SERVICES, LLC
its general partner

/s/Oleh Szczupak	by /s/John P. Reilly
Oleh Szczupak	Name: John P. Reilly
Title: Managing Partner

Each of the Guarantors of performance and payment do hereby approve all of the terms of this agreement, do hereby approve the execution and delivery of this Agreement by Hudson Technologies Company and do hereby acknowledge and confirm their continuing joint and several liability and responsibility to Keltic Financial Partners, LP with respect to the debt referred to in this Agreement including, without limitation, advances in connection with the Second Restated Term Note.
WITNESS:	HUDSON TECHNOLOGIES, INC.

/s/Stephen P. Mandracchia	by /s/Brian F. Coleman
Stephen P. Mandracchia, Esq.	Brian F. Coleman, President

WITNESS:	HUDSON HOLDINGS, INC.

/s/Stephen P. Mandracchia	by /s/Brian F. Coleman
Stephen P. Mandracchia, Esq.	Brian F. Coleman, President

SCHEDULE A

SECOND RESTATED TERM NOTE
$400,000.00	March 8, 2006
Rye, New York

FOR VALUE RECEIVED, HUDSON TECHNOLOGIES COMPANY, a corporation organized and existing pursuant to the laws of the State of Tennessee having an address at 275 North Middletown Road, Pearl River, New York 10965 ("Borrower"), promises to pay to the order of KELTIC FINANCIAL PARTNERS, LP ("Lender") a Delaware limited partnership with a place of business at 555 Theodore Fremd Avenue, Suite C-207, Rye, New York 10580, or at such other place as Lender may from time to time in writing designate, the sum of FOUR HUNDRED THOUSAND DOLLARS AND 00/100 ($400,000.00) as follows: equal monthly installments each in the amount of $6,666.67 commencing on July 1, 2003 and payable on the first day of each month thereafter through and including May 1, 2007, followed by one (1) final payment on May 30, 2007 ("Maturity Date"), on which date all sums payable hereunder are immediately due and payable.

Borrower also promises to pay interest to Lender monthly, in arrears, on the first day of each month, commencing on June 1, 2003 on the average daily unpaid principal balance of this Note at a fluctuating rate which is equal to the Loan Interest Rate.

This Note, replaces and supersedes (but shall not be considered a repayment of) a note of Borrower dated May 30, 2003 in the original principal amount of $400,000.00 and note of Borrower dated as of August 30, 2005 in the original principal amount of $400,000.00 (collectively, the "Prior Note"). Any and all amounts evidenced by the Prior Note shall hereafter be evidenced by this Note and any accrued but unpaid interest due and owing under the Prior Note shall be payable on the first interest payment date hereunder.

Notwithstanding the foregoing, after the occurrence of an Event of Default, Borrower shall pay interest on the unpaid principal balance of this Note at a rate which is three and one-half percent (3.5%) per annum above the Loan Interest Rate, provided, however, in no event shall any interest to be paid hereunder exceed the maximum rate permitted by law.

Any partial prepayments made by Borrower will be applied against the remaining unpaid payments due hereunder in the inverse order of the maturity of such payments.

This is a term note referred to in the revolving loan agreement between Borrower and Lender dated May 30, 2003 (the "Loan Agreement")(the Loan Agreement together with the other documents, instruments and agreements executed in connection therewith, as they have been or may from time to time be modified, amended, restated or replaced are hereinafter collectively referred to as, the "Loan Documents"). This Note is entitled to the benefits of all of the terms and conditions and the security of all of the security interests and liens granted by Borrower or any other person to Lender pursuant to the Loan Agreement or any of the other Loan Documents including, without limitation, supplemental provisions regarding mandatory and/or optional prepayment rights and premiums. Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Loan Documents.

Whenever any payment to be made under this Note shall otherwise be due on a day that is not a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall be included in computing interest in connection with any such payment.

This Note shall be binding upon and shall insure to the benefits of the parties, their successors and assigns. Lender shall have the right, without the necessity of any further consent or authorization by Borrower, to sell, assign, securitize or grant participations in all, or a portion of, Lender's interest in this Note, to other financial institutions of Lender's choice and on such terms as are acceptable to Lender in its sole discretion.

This Note shall be governed by and construed under the internal laws of the State of New York, as the same may from time to time be in effect, without regard to principles of conflicts of laws thereof.

Borrower and all other Persons who, at any time, may be liable hereon in any capacity waive presentment, demand for payment, protest and notice of dishonor of this Note. This Note may not be changed orally, but only by an agreement in writing which is signed by the holder and the Persons against whom enforcement of any waiver, change, modification or discharge is sought.

IN WITNESS WHEREOF, Borrower has executed this Note on the day and year first above written.
WITNESS:	HUDSON TECHNOLOGIES COMPANY

/s/Stephen P. Mandracchia	by /s/Brian F. Coleman
Stephen P. Mandracchia, Esq.	Name: Brian F. Coleman
Title: President and Chief Operating Officer